Exhibit 10.40
LOCKHEED MARTIN CORPORATION
EXECUTIVE SEVERANCE PLAN
(As Amended and Restated Effective December 1, 2016)

Amendment No. 5

Lockheed Martin Corporation (Corporation) wishes to revise the Lockheed Martin Corporation Executive Severance Plan (Plan) to clarify that an employee’s classification for Plan eligibility purposes is determined at the time the Corporation notifies the employee that the employee’s employment will be terminated due to layoff.

1.Effective with respect to Executive Layoff Events of which the Corporation notifies Employees on or after January 1, 2023, the first sentence of Section 3(a) of the Plan is amended and restated in its entirety to read as follows:

“(a) At the time the Employee is notified that the Employee’s employment will terminate on account of an Executive Layoff Event in accordance with Section 8(a), the Employee is either: ”

The Management Development and Compensation Committee of the Corporation’s Board of Directors approved this Amendment No. 5 on December 16, 2022.

LOCKHEED MARTIN CORPORATION
By:    _/s/ Greg Karol________________
    Greg Karol
    Senior Vice President
Chief Human Resources Officer
Date:     ___12/19/2022_________________